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                                                                  EXHIBIT 10.47


                              EMPLOYMENT AGREEMENT



                                       I

                                    PARTIES

     This Employment Agreement (the "Agreement") is made on November 7, 1996 by and between GT BICYCLES, INC. (hereinafter "Employer"), and CHARLES CIMITILE (hereinafter "Employee").

                                       II

                                    RECITALS

     2.1 Employer is engaged in the business of manufacturing, distributing and marketing bicycles, and related parts and accessories in the specialty Independent Bicycle Dealer (IBD) market.

     2.2 Employer desires to retain the services of Employee and Employee desires to be so engaged under the terms of this Agreement.

     2.3 In consideration of the mutual promises, covenants and conditions contained herein, the parties hereto agree as follows:


                                      III

                                   AGREEMENT

     3.1 POSITION: Employer hereby hires Employee as Vice President of Finance and Chief Financial Officer. The Employee's duties and responsibilities will be as are usual and customary for

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a CFO of a company similar in size and operations to the Employer.  In addition to the foregoing, the Employee shall be included on the Senior Management Team and shall report directly to the CEO during the entire term as defined below. Employee shall do and perform all services and acts necessary or advisable to carry out Employee's duties subject always to the direct supervision and control of the Board of Directors of Employer.

     3.2 TIME AND EFFORT: Employee shall devote his entire productive time, attention, knowledge and skill to the business and interests of Employer. Employer shall be entitled to all the benefits and profits arising from or incident to any and all services performed by Employee pursuant to this Agreement.

     3.3 TERM: The term ("Term") of this Agreement shall commence on approximately December 1, 1996 and shall continue for an initial period of three (3) years and shall thereafter automatically renew from year to year, unless sooner terminated as provided herein.

     3.4  NOTICE PROVISION:   In the event Employer elects not to renew this
agreement either at the conclusion of the initial three-year period or at the conclusion of any subsequent one-year term, written notice shall be required to be given by Employer to Employee six months in advance of the expiration term of this agreement with the exception in that Employer terminates Employee due to cause. Reciprocal notice to be provided by Employee to Employer, same terms as described above.
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                                       IV

                                  COMPENSATION

     4.1 MINIMUM COMPENSATION: Employer agrees to pay Employee and Employee agrees to accept as compensation for the services and obligations set forth herein as a Minimum Compensation the sum of $ 175,000 per annum, which sum shall be paid to Employee by Employer in equal semi-monthly installments to be tendered to Employee on the first and fifteenth day of each month, or at such other intervals as may be mutually agreed by Employer and Employee. The minimum compensation will be increased annually on the Employee's anniversary date by at least the increase in the applicable CPI Index (for or closest to Orange County) for the previous year.

     4.2  ADDITIONAL ANNUAL COMPENSATION:  Employer may, but is not obligated to, pay Employee as Additional Annual Compensation, during each calendar year ending during the Term of this Agreement, such sums as may annually be determined by the Board of Directors, including bonus, regular and annual cost-of-living increases. It is expected that employee's additional annual compensation (AKA "bonus") will approximately be 75% of annual minimum compensation based on achieving Employer's yearly earnings forecasts.
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     4.3  EQUITY PARTICIPATION:   Upon commencement of employment or grant date,
Stock Options representing 60,000 shares will be granted. The exercise price shall be equal to market value on the grant date and the vesting period will be four years.


                                       V

                               EMPLOYEE BENEFITS

     5.1 EMPLOYER POLICY: Employee shall be eligible for all employee benefits adopted by Employer during the Term of his Agreement, as set forth in the Employee Manual of Employer, including profit sharing and Employee Stock Purchase program.

     5.2 BUSINESS EXPENSES: Employer will reimburse Employee for all reasonable business expenses incurred by Employee in the performance of Employee's duties provided that:

          (a) Employee furnishes to Employer adequate records and other documentary evidence required to substantiate such expenditures as proper business expenses and Employee receives proper approval.

     5.3 VACATION: Employee shall be eligible for 20 business days vacation annually.
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                                       VI

                                  TERMINATION

     6.1 This Agreement may only be terminated for cause or death or legal incapacity of employee.

     6.2 FOR CAUSE: If Employee willfully breaches or habitually neglects the duties to be performed by Employee under this Agreement, Employer may, at its option, immediately terminate this Agreement for cause.

          6.2.1 "Cause" means that the Employee shall have, in the judgment of the Chairman of the Board of Directors, the Chief Executive Officer or a majority of the Board of Directors of the Company: (i) committed a felony, or committed an act of fraud, embezzlement or theft in connection with his duties with the Company or in the course of employment with the Company; (ii) willfully caused significant damage to property of the Company; (iii) been convicted of a criminal offense (consisting of a misdemeanor involving acts of dishonesty or moral turpitude, or a felony); (iv) engaged in the habitual and disabling use of alcohol or drugs; (v) been absent from work for excessive periods of time (vacation and illness excepted); (vi) breached one or more of the covenants under this Agreement in any material respect including, without limitation, Sections 7, 8 and 9 hereof; (vii) willfully disobeyed reasonable and lawful directives of the Chairman of the
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Board of Directors, the Board of Directors of the Company or the Chief
Executive Officer; or (viii) committed an act of gross negligence or willful malfeasance.

     6.3  OTHER TERMINATION:  This Agreement shall terminate upon:

          (a)  The death or legal incapacity of Employee;


                                      VII

              NONDISCLOSURE OF INFORMATION CONCERNING BUSINESS

     Employee shall not at any time, whether during or subsequent to the term of Employee's employment, unless specifically consented to in writing by Employer, either directly or indirectly use, divulge, disclose or communicate to any person, firm, or corporation, in any manner whatsoever, any confidential information concerning any matters affecting or relating to the business of Employer, including, but not limited to the names, buying habits, or practices of any of its customers, its marketing methods and related data, the names of any of its vendors or suppliers, costs of materials, the prices it obtains or has obtained or at which it sells or has sold its products or services, manufacturing and sales costs, lists or other written records used in Employer's business, compensation paid to employees and other terms of employment, or any other confidential information of, about, or concerning the business of Employer, its manner of operation, or other
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confidential data of any kind, nature, or description, except (i) while employed by Employer, in the business of and for the benefit of the Employer or, (ii) when required to do so by a court of competent jurisdiction, by any governmental agency having supervisory authority over the business of the Employer or by any administrative or legislative body having similar authority over the Employer or Employee. The parties hereby stipulate that as between them, the foregoing matters are important, material, confidential, and proprietary and affect the successful conduct of Employer's business and its goodwill, and that any breach of any term of this paragraph is a material breach of this Agreement. For purposes of this Agreement, "confidential information" shall mean information not generally available to the public
(other than by Employee's breach of the terms hereof).


                                      VIII

                  PROPRIETARY INTEREST AND BOOKS AND RECORDS

     8.1 INVENTIONS: All inventions, improvements, ideas and disclosures (whether or not patentable) conceived or reduced to practice (actually or constructively) by Employee during the term of this Agreement which are directly or indirectly related to Employer's business shall be the property of Employer. Employee shall execute and deliver to Employer, at Employer's expense, all
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instruments of assignment necessary to vest title to such intangible rights in
Employer, and, if requested, to execute all applications for issuance of Letters Patent in the United States or abroad and assignments thereof.

     8.2 EXCLUSIONS: This Article does not apply to any invention which qualifies fully under the provisions of California Labor Code Section 2870, the provisions of which are as follows:

          "Any provision in an employment agreement which provides that an employee shall assign or offer to assign any of his or her rights in an invention to his or her employer shall not apply to an invention for which no equipment, supplies, facility, or trade secret information of the employer was used and which was developed entirely on the employee's own time, and (a) which does not relate (1) to the business of the employer or (2) to the employer's actual or demonstrably anticipated research or development, or (b) which does not result from any work performed by the employee for the employer. Any provision which purports to apply to such an invention is to that extent against the public policy of this state and is to that extent void and unenforceable."

     8.3 BOOKS AND RECORDS: All equipment, notebooks, documents, memoranda, reports, files, samples, books, correspondence, lists, and all other written and graphic records affecting or relating to the business of Employer which Employee shall prepare, use, construct, observe, possess, or control shall be and remain the sole and exclusive property of Employer.
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     In the event of termination of employment for any reason whatsoever, whether voluntary or involuntary, Employee shall promptly deliver to Employer all equipment, notebooks, documents, memoranda, reports, files, samples, books, correspondence, lists, or other written or graphic records relating to the business of Employer which are or have been in the possession of under the control of Employee.


                                       IX

                                  COMPETITION

     9.1  COMPETING BUSINESS:

          (a) During the term of this Agreement, Employee shall not directly or indirectly own an interest in, operate, join, control, or participate in, or serve as an officer, director, employee of, or an independent contractor or consultant to any proprietorship, corporation, partnership, or other entity producing, designing, providing, soliciting orders for, selling, distributing, or marketing products, goods, equipment, or services which directly or indirectly compete with the products, goods, equipment and services of Employer; provided, however, that nothing herein shall be construed to prohibit Employee from investing in any publicly-traded or privately-held company so long as Employee's beneficial ownership of any class of such company's securities does
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not exceed 3.0% of all such securities.  Employee is to disclose ownership of competing business interests to Employer, if any.

          (b) During the one (1) year period following termination of this Agreement, for any reason, Employee shall not undertake any activity competitive with the business of Employer, whether as an officer, director, employee, independent contractor, consultant, partner, shareholder, or principal of any corporation, partnership, proprietorship, or other entity if the loyal and complete fulfillment of the duties of the competitive activity would require Employee to reveal or otherwise use, any confidential business information or trade secrets of Employer to which Employee had access.

     9.2 BUSINESS PLANNING: During the term of this Agreement, Employee shall not undertake planning for, or, organization of any business activity competitive with the business of Employer, or combine or conspire with other employees or representatives of Employer for the purpose of organizing any business activity competitive with the business of Employer.

     9.3 SOLICITATION OF EMPLOYEES: During the term of this Agreement and for a one (1) year period following termination of this Agreement, for any reason, Employee shall not directly or indirectly, or by action in concert with others, induce or influence, or seek to induce or influence, any employee, agent,
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independent contractor, or other business affiliate of Employer to terminate his relationship with Employer.

     9.4  SOLICITATION OF INDEPENDENT BICYCLE DEALER (IBD) CUSTOMER ACCOUNTS:
During the term of this Agreement, and for a six-month period following termination of this Agreement, for any reason, Employee shall not, directly or indirectly, for himself or any other person, firm or corporation, divert, take away, call on, or solicit, any of the IBD customer accounts of Employer or its affiliates, subsidiaries or licensees, including, but not limited to, those IBD customer accounts which Employee called upon, solicited, or became acquainted with while engaged as an employee of Employer.


                                       X

                                    REMEDIES

     10.1 SCOPE OF COVENANTS: Each of the covenants of Employee contained in this Agreement shall be construed as a separate and independent covenant covering the respective subject matter of the covenant in each of the separate counties and states in the United States in which Employer transacts business. To the extent that any covenant shall be determined to be judicially unenforceable in any one or more county or state, that covenant shall not be
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affected with respect to every other county and state, each covenant being construed as severable and independent.

     10.2 INJUNCTIVE RELIEF: Employee acknowledges that should he violate any of the covenants contained in this Agreement, it will be difficult to determine the resulting damages to Employer and, in addition to any other remedies it may have, Employer shall be entitled to temporary and permanent injunctive relief without the necessity of proving actual damages.


                                       XI

                                     NOTICE

     All notices, requests, demands and other communication required or permitted to be given under the terms of this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally, given by prepaid telegram or mailed first class, postage prepaid or by registered or certified mail as follows:

         If to Employer:     GT BICYCLES, INC.
                             3100 W. Segerstrom Avenue
                             Santa Ana, CA 92704

         If to Employee:     CHARLES CIMITILE
                             10564 Maple Chase Drive
                             Boca Raton, FL 33498

                             (or current address to be
                             supplied by Employee)
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                                      XII

                                 MISCELLANEOUS

     12.1 DELEGATION OF DUTIES: Employee may not delegate the services and obligations he is required to perform under this Agreement. The parties agree that as between them, the services to be performed hereunder are personal and any attempt by Employee to delegate his duties hereunder shall be null and void.

     12.2 AMENDMENT: This Agreement may be modified or amended only by and to the extent of the written agreement of Employer and Employee.

     12.3 SUCCESSORS: This Agreement shall be binding upon and shall insure to the benefit of the successors and assigns of the parties to the extent this Agreement is assignable.

     12.4 ENTIRE AGREEMENT: This Agreement contains the entire agreement of the parties hereto and supersedes any prior written or oral agreement between them relating to the subject matter contained herein.

     12.5 GOVERNING LAW: This Agreement shall be governed by and construed in accordance with the laws of the State of California.

     If any legal action is necessary to enforce the terms and conditions of this Agreement, Employer and Employee agree that the
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Superior Court of California, County of Orange, shall be the sole venue and jurisdiction for the bringing of such action.

     12.6 SECTION HEADINGS: The various section headings are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Agreement or any section thereof.

     12.7 SEVERABILITY: If any term, provision, covenant or condition of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the provisions hereof shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

     12.8 ATTORNEY FEES: If any legal action is necessary to enforce the terms and conditions of this Agreement, the prevailing party shall be entitled to recover all costs of suit and reasonable attorney fees as determined by the court.

     12.9 COUNTERPARTS: This Agreement may be executed in one or more counterparts which, taken together, shall constitute one agreement.
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                                      XIII

                                   EXECUTION

     The parties hereto have executed this Agreement, which shall be effective as of the date first mentioned above.

                                        EMPLOYER:

                                        GT BICYCLES, INC.

                                        By: __________________________________
                                                  Michael Haynes, President


                                        EMPLOYEE:



                                        ___________________________________
                                                 Charles Cimitile